Exhibit 10.2

MUTUAL AGREEMENT

AGREEMENT made as of this 7th day of October, 2011 (the “Effective Date”), by and between The AES Corporation, a Delaware corporation (the “Company”), and Andres Gluski (the “Executive”).

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of December 29, 2008; and

WHEREAS, the Company and the Executive now mutually agree and deem it desirable to terminate the Employment Agreement without further obligations under the Employment Agreement on the part of either the Company or the Executive.

NOW THEREFORE, the Company and the Executive, in consideration of their respective covenants and agreements herein contained and intending to be legally bound thereby, agree as follows:

1. As of the Effective Date, the Employment Agreement shall be void and without effect, notwithstanding any contrary terms, conditions, or requirements set out within the Employment Agreement. Accordingly, the Company and the Executive mutually discharge each other from any additional or future obligations under the terms of the Employment Agreement.

2. This Agreement sets forth the entire agreement of the Company and the Executive in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party hereto; and any prior agreement of the Company and the Executive, in respect of the subject matter contained herein, is hereby terminated and cancelled.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

EXECUTIVE	THE AES CORPORATION

By:
Andres Gluski		Name: Rita Trehan
Title: Vice President, Human Resources & Internal Communications